July 1, 2026 Re: Separation of Employment Dear Robert: This letter (the “Separation Letter”) confirms that Primo Brands Corporation (the “Corporation”) notified you that your employment will terminate effective at the close of business on December 31, 2026 (the “Separation Date”). During the period from July 7, 2026 (the “Transition Date”) through the Separation Date, you will properly support the transition of your duties and responsibilities as Chief Operating Officer (such period, the “Transition Period”). As of the Separation Date, any other positions you may have held with the Corporation or any of its subsidiaries or other affiliates will be automatically terminated without any further action by you. Subject to your continued service through the Transition Period in accordance with this Separation Letter, the termination of your employment shall constitute a termination without “Cause” for purposes of the Primo Brands Corporation Severance and Non-Competition Plan (the “Plan”) and you will be entitled to receive (i) the separation pay and benefits set forth in Sections 3.1 and 5 of the Plan and (ii) a supplemental separation payment of $330,000 for benefits continuation (the “Supplemental Payment” and, the payments described in subsection (i) and (ii), collectively, the “Severance Benefits”). Your receipt of the Severance Benefits is subject to the terms and conditions of the Plan, this Separation Letter and the attached Release Agreement, and shall be payable solely provided you timely accept, execute twice and do not revoke, the Release Agreement as described herein. To summarize, such separation benefits include: (a) a cash severance payment equal to the product of (i) the sum of your Annual Base Salary and Target Bonus (each as defined in the Plan) for the year 2026 and (ii) your Severance Multiple, less applicable withholdings and deductions, payable within 30 days of the Separation Date; (b) provided you timely elect and remain eligible for continued coverage under COBRA, payment of the COBRA premiums to continue your participation in the Corporation’s benefit plans for a period of 18 months; (c) the full annual bonus amount for calendar year 2026, less applicable withholdings and deductions, payable at the same time and in the same form as the annual bonuses for calendar year 2026 are paid to ongoing employees but no later than two and one-half months after the last day of the fiscal year following the fiscal year of the Separation Date; (d) up to $15,000 of outplacement assistance benefits, to the extent provided in the Plan; and (e) the Supplemental Payment, payable at the same time as the cash severance set forth in clause (a). Additionally, with respect to the grants issued to you under the Primo Brands Corporation Equity Incentive Plan (“Equity Incentive Plan”): • Grants issued in December 2024 (2025-2027 grant cycle). Consistent with the authority pursuant to Section 5(b) of the Equity Incentive Plan, the Compensation Committee of the board of directors of the Corporation has determined to waive certain requirements set forth in Section 13(b)(3) of the Equity Incentive Plan such that you will be entitled to continued vesting as set forth in Section 13(b)(3) of the Equity Incentive Plan (referred to hereafter as the “Continued Vesting Treatment”), provided you (a) remain employed and properly support the transition of your duties and responsibilities during the Transition Period and through the

Separation Date and (b) timely accept, execute twice and do not revoke the Release Agreement(s) as described herein. • Grants issued in December 2025 (2026-2028 grant cycle). In accordance with the terms of the Equity Incentive Plan and the applicable award agreements, (1) the time-based restricted share units will vest based on a fraction, the numerator of which is the number of full days in the period between December 10, 2025 (the grant date of such award) and the Separation Date, and the denominator of which is the number of full days from December 10, 2025 to the applicable vesting date, and (2) a pro-rated portion of the performance-based restricted share units will remain outstanding and eligible to vest based upon the actual level of performance, such proration based on a fraction, the numerator of which is the number of full days in the period between the start of the performance period and the Separation Date, and the denominator of which is the number of full days from the date of the beginning of the performance period to the end of the performance period. Except as explicitly set forth herein, all other terms and conditions set forth in the Equity Incentive Plan and the applicable award agreement, including without limitation any forfeiture conditions, associated with your restricted share units shall continue to apply. For the avoidance of doubt, you shall not be eligible for any new long-term incentive award from the Corporation on or following the Transition Date. With respect to Class B Units in Triton Water Parent Holdings, LP, notwithstanding the terms of any award agreement associated with your grant of Class B Units in Triton Water Parent Holdings, LP, your unvested Class B Units will vest on the Separation Date (referred to hereafter as the “Class B Vesting Treatment”); provided you (a) remain employed and properly support the transition of your duties and responsibilities during the Transition Period and through the Separation Date and (b) timely accept, execute twice and do not revoke the Release Agreement(s). Except as explicitly set forth herein, all other terms and conditions, including without limitation any forfeiture conditions, associated with your Class B Units shall continue to apply. The Corporation will provide to you the following documents as attachments to the Release Agreement: Exhibit A, Summary of Separation Benefits, and Exhibit B, the Plan. Please note that in the event of any conflict between the separation benefits set forth in this Separation Letter, the Summary of Separation Benefits, and/or the Plan, the Plan shall control. With respect to any conflict between this Separation Letter and the Equity Incentive Plan/corresponding award agreements, the Equity Incentive Plan/ corresponding award agreements shall control; provided that the terms and conditions set forth in this Separation Letter govern the Supplemental Payment, the Continued Vesting Treatment and the Class B Vesting Treatment. With respect to any conflict between this Separation Letter and that certain Offer Letter by and between the Corporation and you, dated as of December 11, 2024 (the “Offer Letter”), the terms and conditions set forth herein shall control. In order to receive the separation pay and benefits, including the Severance Benefits, Continued Vesting Treatment and the Class B Vesting Treatment outlined above, you will be required to sign and not revoke, the Release Agreement and return your executed copy to the Corporation on or before July 22, 2026, which is within twenty-one (21) days of July 1, 2026, the date of your original receipt of the Separation Letter and the accompanying Release Agreement and you will be required to sign again and not revoke, the Release

Agreement and return your executed copy to the Corporation on the Separation Date. Another copy of the Release Agreement is enclosed in this package. As a reminder, you remain bound by the post-termination covenants set forth in Section 7 of the Plan, which include without limitation covenants concerning the non-use and non-disclosure of confidential information, non-competition, non-solicitation of employees, non-solicitation of clients, and non-disparagement, and any other restrictive covenants that you may have signed in connection with your employment (including the Restrictive Covenants (as defined in the Offer Letter)). All such covenants remain in full force and effect pursuant to their terms. You will also receive information about your eligibility to elect continued coverage under the Corporation’s group benefit plans under separate cover. If you have any questions, please do not hesitate to contact me. We wish you success in your future endeavors. Very truly yours, PRIMO BRANDS CORPORATION By:/s/ Nancy Sotomayor Nancy Sotomayor Chief Human Resources Officer

4 RELEASE AGREEMENT In consideration of the mutual promises, the Severance Benefits as set forth in the Separation Letter, the Continued Vesting Treatment under the Equity Incentive Plan as set forth in the Separation Letter (referred to hereafter as the “ Continued Vesting Treatment”) and the Class B Vesting Treatment with respect to the Class B Units in Triton Water Parent Holdings, LP as set forth in the Separation Letter (referred to hereafter as the “Class B Vesting Treatment”), and the release from the undersigned Robert Austin (the “Employee”) as set forth herein, Primo Brands Corporation (the “Corporation”) and the Employee agree to the terms of this Release Agreement, which shall be fully and finally effective, as defined in paragraph 8, on the Effective Date. Capitalized terms used and not defined in this Release Agreement shall have the meanings assigned to them in the Separation Letter or in the Primo Brands Corporation Severance and Non-Competition Plan (the “Plan”). Attached hereto for reference, as Exhibit A, is the Summary of Separation Benefits, and as Exhibit B, is the Plan. 1. The Employee acknowledges and agrees that the Corporation is under no obligation to offer the Employee the Severance Benefits, the Continued Vesting Treatment or the Class B Vesting Treatment, unless (i) the Employee complies with the terms and conditions of the Transition Period, (ii) the Employee timely executes and does not revoke, this Release Agreement, and delivers said executed Release Agreement to the Corporation within the Consideration Period (as defined below) and Employee executes and does not revoke said second Release Agreement and delivers it to the Corporation on the Separation Date. The Employee further acknowledges that he is under no obligation to consent to the terms of this Release Agreement and that the Employee has entered into this Release Agreement freely and voluntarily. 2. Notwithstanding anything in the Plan or the Separation Letter to the contrary, and regardless of whether Employee signs this Release Agreement, the Employee shall be paid all salary and benefits, including vacation, accrued and earned through Employee’s last day of employment, less all applicable withholding taxes. Such payment shall be made as part of the Employee’s last regular payroll payment or earlier if required by law. 3. In consideration of the Severance Benefits, the Continued Vesting Treatment, the Class B Vesting Treatment and the Corporation’s release set forth in paragraph 6, and except as protected below in this paragraph 3 or paragraph 5, the Employee voluntarily, knowingly and willingly releases and forever discharges the Corporation and any Affiliate, together with its and their respective officers, directors, partners, shareholders, employees and agents, and each of its and their respective predecessors, successors and assigns (collectively, the “Releasees”), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Employee or his/her executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have against the Releasees, whether known or unknown, by reason of any matter, cause or thing whatsoever, arising at any time prior to the date the Employee signs this Release Agreement. The release being provided by the Employee in this Release Agreement includes, but is not limited to, any rights or claims relating in any way to the Employee’s employment relationship with the Corporation or any Affiliate, or the termination thereof, or under any statute, including, but not limited to, the Employment Standards Act, 2000, the Human Rights Code, the Workplace Safety and Insurance Act re-employment provisions, the Occupational Health &

5 Safety Act, the Pay Equity Act, the Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (the “ADEA”), as amended by the Older Workers Benefit Protection Act (the “OWBPA”), the Family and Medical Leave Act, the Americans With Disabilities Act, the Connecticut Fair Employment Practices Act, the Connecticut Family and Medical Leave Act, the Connecticut Whistleblower Law, the Connecticut Free Speech Law, and the anti- retaliation provision of the Connecticut Workers’ Compensation Act, each as amended, or under any other foreign, federal, state or local statute, ordinance, regulation, constitution, order, rule, or common law, including without limitation any claim for breach of contract, negligence, invasion of privacy, wrongful termination, intentional interference with a business expectancy, defamation, fraud, or other tort or public policy violation, including any rights arising out of or related to the Employee’s employment or other engagement with the Corporation or any other Releasees. In no event shall this Release Agreement apply to the Employee’s right, if any, to seek indemnification with respect to a third-party claim under the Employee’s November 8, 2024 Indemnification and Advancement Agreement, or the Corporation’s governing documents or policies that may be in effect on the effective date of this Release Agreement or, if applicable, to the Corporation’s obligation to maintain in force reasonable director and officer insurance in respect of such indemnification obligations. 4. The Employee acknowledges and agrees that he shall not, directly or indirectly, seek or further be entitled to any personal recovery in any lawsuit or other claim against the Corporation or any other Releasee based on any event arising out of the matters released in paragraph 3. 5. Nothing herein shall be deemed to release: (a) any of the Employee’s rights under the Plan; (b) any of the vested benefits that the Employee has accrued prior to the date this Release Agreement is executed by the Employee under the employee benefit plans and arrangements of the Corporation or any Affiliate; (c) any of the Employee’s rights to unemployment insurance or workers’ compensation benefits, (d) any claims that may arise after the date this Release Agreement is executed, (e) the Employee’s right to file a charge of discrimination, harassment or retaliation with the Equal Employment Opportunity Commission or similar state or local agency; provided, however, the Employee releases the Employee’s right to obtain damages or other relief from the Corporation or any other Releasees in connection with such charge or any charge brought on the Employee’s behalf; (f) the Employee’s right to communicate with, provide information to, or receive an award from, any government agency, including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, or the Department of Justice, without notice to the Corporation or its Affiliates; (g) the Employee from carrying out his legal obligations, such as the Employee’s obligation to testify truthfully in response to any subpoena, court order or other legal proceeding; (h) the Employee’s right to file a claim for unemployment benefits or workers’ compensation benefits; (i) the Employee’s right to challenge the knowing and voluntary nature of this Release Agreement under the ADEA, as amended by the OWBPA; or (j) claims that may arise after the Effective Date, including a claim for breach of the Release Agreement or the Separation Letter. 6. The Employee acknowledges that the Employee has carefully read and fully understands all of the provisions and effects of the Plan, the Separation Letter (including the Severance Benefits, the Continued Vesting Treatment and the Class B Vesting Treatment) and this

6 Release Agreement. The Employee also acknowledges that the Corporation, by this paragraph and elsewhere, has advised him to consult with an attorney of his choice prior to signing this Release Agreement. The Employee represents that, to the extent he desires, he has had the opportunity to review this Release Agreement with an attorney of his choice. 7. The Employee acknowledges that beginning on July 1, 2026, he has been offered the opportunity to consider the terms of this Release Agreement, for a period of at least twenty- one (21) days (the “Consideration Period”). The parties agree that the Consideration Period shall not be extended due to any changes to this Release Agreement, or to the consideration provided for it, whether material or immaterial. Once Employee executes the Release Agreement, Employee shall have seven (7) additional days from the date of signing this Release Agreement to revoke his consent hereto by notifying Nancy Sotomayor, the Chief Human Resources Officer, in writing, at Nancy.sotomayor@primobrands.com. 8. The Employee understands that if he timely executes and does not revoke this Release Agreement, and delivers it to the Corporation within the Consideration Period, the Release Agreement will become effective on the eighth (8th) day after the date he executes it. (the “Initial Effective Date”). The Employee further understands that following completion of the Transition Period, and his second execution of the Release Agreement and delivery of said second executed Release Agreement to the Corporation on the Separation Date, with no revocation as referenced in paragraph 8 above, then this Release Agreement will become fully effective on the eighth (8th) day after his second execution of the Release Agreement. (the “Effective Date”). Employee understands the Severance Benefits, Continued Vesting Treatment and Class B Vesting Treatment will only be processed after the Effective Date as set forth in the attached Exhibit A, Summary of Separation Benefits. EMPLOYEE Print Name: Robert Austin Date: 7/13/2026 Signature: /s/ Robert Austin PRIMO BRANDS CORPORATION Print Name: Nancy Sotomayor ___________ Date: 7/13/2026 Signature:/s/ Nancy Sotomayor Title: Chief Human Resources Officer